UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 8, 2018

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208293	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-205-4751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2018, Canbiola, Inc. (the “Company”) entered into an Independent Contractor Sales and Services Strategic Agreement (the “Strategic Agreement”) with Strategic Medical Resources, LLC (“SMR”). Pursuant to the Strategic Agreement, the Company appointed SMR as an authorized non-exclusive independent contractor to sell the Company’s products. The term of the Strategic Agreement commenced upon signing of the Strategic Agreement and shall continue until it is terminated by either party. As compensation for its services, SMR shall be paid (i) 70% of the total revenue received by the Company from a direct sale generated by SMR and (ii) 75% of the total revenue received by the Company from a sale involving a third party distributor or sales representative working for SMR; provided such sale is approved and submitted into the Company’s Ecommerce portal. The Company and SMR agreed to indemnify each other and their respective parents, subsidiaries, affiliates, directors, officers, partners, stockholders, associates, employees and agents against any claims, losses, expenses, fines, penalties, damages, demands, judgments, actions, causes of action, suits and liability claimed by a third party for personal injury, death or damage to tangible property proximately caused by the negligence, misconduct or breach of the Strategic Agreement. The Strategic Agreement otherwise contains standard representations and warranties. The above discussion of the Strategic Agreement is qualified in its entirety by the provisions of the Strategic Agreement, which is attached hereto as an Exhibit and incorporated herein.

On May 11, 2018, Canbiola, Inc. (the “Company”) entered into a Consulting Agreement (the “Search 4 Agreement”) with Search4.com, Inc. (“Search4.com”). Pursuant to the Search 4 Agreement, Search4.com agreed to provide consulting services related to strategic business planning, corporate financing, and marketing. The term of the Search 4 Agreement began on May 11, 2018 and shall terminate on May 11, 2019, unless earlier terminated in accordance with the Search 4 Agreement. As compensation for its services, the Company agreed to issue Search4.com one (1) share of Series A Preferred Stock, which is convertible into 10,000,000 shares of Common Stock and, until its conversion, represents 20,000,000 votes. The Search 4 Agreement otherwise contains standard representations and warranties. The above discussion of Search 4 Agreement is qualified in its entirety by the provisions of the Search 4 Agreement, which is attached hereto as an Exhibit and incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure regarding the Company’s issuance of one (1) share of Series A Preferred Stock to Search4.com in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events

On May 15, 2018, the Company issued a press release announcing its partnership with SMR (the “SMR Press Release”). A copy of the SMR Press Release is attached hereto as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Strategic Agreement
10.2	Search 4 Agreement
99.1	SMR Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: May 17, 2018	By:	/s/ Marco Alfonsi Marco Alfonsi, CEO